Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the following Registration Statements of WGL Holdings, Inc. and Washington Gas Light Company (collectively, “the Companies”) of our reports dated November 27, 2007, relating to the consolidated financial statements and financial statement schedule of WGL Holdings, Inc. and the financial statements and financial statement schedule of Washington Gas Light Company (which reports include explanatory paragraphs relating to the Companies’ fiscal 2007 adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, and fiscal 2006 adoption of Statement of Financial Accounting Standards No. 123(R) “Share Based Payment” and FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations”) and the effectiveness of WGL Holdings, Inc.’s internal control over financial reporting, all appearing in this Annual Report on Form 10-K of WGL Holdings, Inc. and Washington Gas Light Company for the year ended September 30, 2007:
WGL Holdings, Inc.
Form S-3    No. 333-126620
Form S-8    No. 333-104571
Form S-8    No. 333-104572
Form S-8    No. 333-104573
Form S-8    No. 333-142983
Washington Gas Light Company
Form S-3    No. 333-104574
Form S-3    No. 333-134494
DELOITTE & TOUCHE LLP
McLean, Virginia
November 27, 2007